UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 20, 2009


                          SOUTHERN ENERGY COMPANY, INC.
             (Exact name of registrant as specified in its charter)

          Nevada                      000-20462                95-3746596
(State or Other Jurisdiction         (Commission            (I.R.S. Employer
      of Incorporation)              File Number)         Identification Number)

                          100 W. Liberty St. 10th Floor
                                 Reno, NV, 89505
                    (Address of principal executive offices)

                             Telephone: 800-628-5764
              (Registrant's telephone number, including area code)


          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

CONDORYACU JOINT VENTURE AGREEMENT

On May 31, 2009, the Company entered into a Joint Venture Agreement with Hector Vittone, a resident of Argentina, to put into production the Condoryacu Gold, Copper, and Silver Property located in Salta Province, Argentina. Under the terms of the Joint Venture Agreement, the Company will earn a 50% interest in the Joint Venture in exchange for a payment of $500,000 plus a funding commitment of up to $4,500,000 for the Property`s production work program. Per the Agreement, the Company will be responsible for the cost of putting the Property into production. In exchange, the Company shall be granted 80% of all proceeds of net revenue until it has recovered 115% of the total costs of putting the Property into production. Thereafter, the Company shall receive 50% of the net proceeds of the Joint Venture.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

ISSUANCE OF 5,000,000 SHARES FOR ACQUISITION OF LOTA BAY COAL CONCESSION

On May 20, 2009 the Company issued and delivered 5,000,000 restricted common shares of the Company to Maria Ines Moraga Latapiat for the purchase of the Lota Bay Coal Concession. The 5,000,000 restricted common shares were issued at a deemed price of $1.50 per share.

ISSUANCE OF 2,000,000 SHARES FOR ACQUISITION OF CATALINA PROPERTY

On March 20, 2009, the Company issued and delivered 2,000,000 restricted common shares of the Company to Maria Ines Moraga Latapiat for the purchase of the Catalina Property. The 2,000,000 restricted common shares were issued at a deemed price of $1.50 per share.

ITEM 5.01 APPOINTMENT OF OFFICERS AND DIRECTORS

ROBERTO PARTARRIEU - DIRECTOR

On June 4, 2009, the Company appointed Roberto Partarrieu as a Director to the Board of Directors of Southern Energy.

From 1992 to 1994, Mr. Partarrieu worked for Yorkton Securities as the Business Development Manager for Latin and South America. From 1994 to 1998, he was the General Manager for Minera Fremont Gold, and was responsible for acquiring 10 mining prospects and managing a multimillion dollar exploration program. From 1998 to 2007, Mr. Partarrieu was the founding partner of Cape S.A., a Chile based engineering service firm that has represented US companies such as General Electric and Argo International in Chile and Peru. From 2004 to 2007, he was the founding partner of Faro S.A., a private Chilean firm engaged in the negotiation and acquisition of mineral exploration properties, where he successfully negotiated and concluded multimillion dollar option agreements with North American mining exploration companies. From 2007 to present, Mr. Partarrieu has been working as the Senior Development Officer for the Society of Manufacturing Engineers Education Foundation, based in Dearborn, Michigan. Mr. Partarrieu has a B.A. and M.A. from George Mason University in Fairfax, Virginia, and has completed PhD coursework in Economics at Georgetown University in Washington, DC. Mr. Partarrieu is fluent in English, Spanish and French.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits

Exhibit 10.1 Joint Venture Agreement dated May 31, 2009

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         SOUTHERN ENERGY COMPANY, INC.


Date: June 4, 2009                       /s/ Ricardo Munoz
                                         -------------------------------
                                         President and Director


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